UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 3, 2013
Date of Report (Date of earliest event reported)

BERRY PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-9735	77-0079387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Broadway, Suite 3700 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 999-4400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 3, 2013, Berry Petroleum Company (“Berry” or the “Company”) entered into an Amendment (the “Amendment”) to the Agreement and Plan of Merger, dated as of February 20, 2013 (the “Original Merger Agreement”), by and among Berry, Linn Energy, LLC (“Linn Energy”), LinnCo, LLC (“LinnCo”), Linn Acquisition Company, LLC, a direct wholly owned subsidiary of LinnCo, Bacchus HoldCo, Inc., a direct wholly owned subsidiary of the Company (“HoldCo”), and Bacchus Merger Sub, Inc., a direct wholly owned subsidiary of HoldCo.

As described in the Current Report on Form 8-K filed by the Company on February 21, 2013, the Original Merger Agreement had provided for LinnCo to acquire the Company in an all-stock transaction in which the Company’s stockholders would receive 1.25 shares (the “Exchange Ratio”) representing limited liability company interests in LinnCo (“LinnCo Shares”) for each share of Company common stock.  The Amendment provides for an increase in the Exchange Ratio to 1.68 LinnCo Shares for each share of Company common stock.

The Original Merger Agreement also provided that any party to that agreement could unilaterally terminate it if the merger was not consummated by October 31, 2013.  The Amendment extends this date to January 31, 2014.

The board of directors of the Company has unanimously approved and adopted the Amendment and has agreed to recommend that the Company’s stockholders approve and adopt the Original Merger Agreement, as amended by the Amendment, subject to certain exceptions set forth therein.  The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.  Other than as expressly modified pursuant to the Amendment, the Original Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on February 21, 2013, remains in full force and effect as originally executed on February 20, 2013.

The Amendment and the above description have been included to provide investors and security holders with information regarding the terms of the Amendment. They are not intended to provide any other factual information about the Company, Linn, LinnCo or their respective subsidiaries or affiliates or equityholders.  The representations, warranties and covenants contained in the Original Merger Agreement and the Amendment were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties thereto; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors.  Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company, Linn, LinnCo or any of their respective subsidiaries, affiliates, businesses, or equityholders.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such agreements, which subsequent information may or may not be fully reflected in public disclosures by the Company, Linn or LinnCo.  Accordingly, investors should read the representations and warranties of the Company, Linn or LinnCo and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission.

ITEM 8.01  OTHER EVENTS

On November 4, 2013, the Company, Linn Energy and LinnCo issued a joint press release announcing the execution of the Amendment.  The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

*           *           *

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transactions, LinnCo and Linn have filed with the SEC a preliminary registration statement on Form S-4 (Registration No. 333-187484) that includes a joint proxy statement of LinnCo, LINN and Berry that also will constitute a prospectus of LINN and LinnCo. Each of Berry, LINN and LinnCo also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Berry, LINN and LinnCo with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting LINN’s and LinnCo’s Investor Relations department at (281) 840-4193 or via e-mail at ir@linnenergy.com or by contracting Berry’s Investor Relations department at (303) 999-4071 or via email at ir@bry.com.

PARTICIPANTS IN THE SOLICITATION

Berry, LINN and LinnCo and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about LinnCo and LINN’s directors and executive officers is available in the Registration Statement on Form S-4 relating to the merger.  Information about Berry’s directors and executive officers is available in Berry’s Form 10-K/A for the year ended December 31, 2012, dated April 30, 2013. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the definitive joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Berry, LINN or LinnCo using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and the press release included herewith contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of LINN, LinnCo, Berry or of the combined company. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of LINN to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the Securities and Exchange Commission (the “SEC”) by Berry, LINN and LinnCo from time to time, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements including in this Current Report on Form 8-K and the press release are made only as of the date hereof. None of Berry, LINN nor LinnCo undertakes any obligation to update the forward-looking statements included in this Current Report on From 8-K or the press release to reflect subsequent events or circumstances.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

 (d)          Exhibits

Exhibit Number	Description
2.1
Amendment No. 1, dated as of November 3, 2013, to the Agreement and Plan of Merger, dated as of February 20, 2013, by and among Berry Petroleum Company, Bacchus HoldCo, Inc., Bacchus Merger Sub, Inc., LinnCo, LLC, Linn Acquisition Company, LLC and Linn Energy, LLC.

99.1	Joint press release, dated November 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PETROLEUM COMPANY

Dated: November 4, 2013	By:	/s/ Davis O. O’Connor
		Name:	Davis O. O’Connor
		Title:	Corporate Secretary

Exhibit Index

Exhibit Number	Description
2.1
Amendment No. 1, dated as of November 3, 2013, to the Agreement and Plan of Merger, dated as of February 20, 2013, by and among Berry Petroleum Company, Bacchus HoldCo, Inc., Bacchus Merger Sub, Inc., LinnCo, LLC, Linn Acquisition Company, LLC and Linn Energy, LLC.

99.1	Joint press release, dated November 4, 2013.